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                                                                    EXHIBIT 11.1


                           AMERICA SERVICE GROUP INC.

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                NINE MONTHS ENDED                   QUARTER ENDED
                                                                  SEPTEMBER 30,                     SEPTEMBER 30,
                                                             -----------------------            ---------------------
                                                             1999               1998            1999             1998
                                                             ----               ----            ----             ----
Net income                                                   $  851           $ 4,045         $ 1,220           $1,585
Preferred stock dividends                                       ---               ---              97              ---
                                                        -------------------------------------------------------------------
                                                                                                                   ---
Numerator for basic earnings per share - income
   available to common stock holders                         $  851           $ 4,045         $ 1,317           $1,585
                                                        ===================================================================

Denominator for basic earnings per share - weighted
   average shares                                             3,588             3,550           3,613            3,564

Effect of dilutive securities                                   ---               113           1,173               90
                                                        -------------------------------------------------------------------

Weighted average common shares outstanding - diluted
                                                              3,588             3,663           4,786            3,662
                                                        ===================================================================

Basic earnings per share                                     $ 0.24           $  1.14         $  0.34           $ 0.44
                                                        ===================================================================
Diluted earnings per share                                   $ 0.24           $  1.10         $  0.28           $ 0.43
                                                        ===================================================================